UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2016

HCA HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 28, 2016, the Davidson County Circuit Court of the State of Tennessee (“Court”) entered an Order Preliminarily Approving Settlement and Providing for Notice (“Order”) preliminarily approving the Stipulation of Settlement (“Stipulation”) relating to the consolidated shareholder derivative action styled Bagot v. Bracken, et al., Case No. 11C5133. The proposed settlement is subject to final approval by the Court. As required by the Order, the Notice of Pendency of Proposed Settlement of Shareholder Derivative Action (“Notice”) is attached to this Current Report on Form 8-K as Exhibit 99.1, and incorporated herein by reference. The Notice and the complete Stipulation are available on our website at http://investor.hcahealthcare.com/legalnotices and on the shareholder derivative plaintiffs’ attorneys’ website at http://johnsonandweaver.com/investor-services/legal-notices. Information contained in or accessible through our website or the plaintiffs’ attorneys’ website does not constitute part of, and is not incorporated into, this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2016	HCA HOLDINGS, INC.

/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action